EXHIBIT 23.2

CONSENT OF

KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft hereby consents to the incorporation by reference in this Registration Statement of its report dated February 26, 2009 relating to the consolidated financial statements of Oesterreichische Kontrollbank Aktiengesellschaft for the fiscal year from January 1 to December 31, 2008.

Date: August 7, 2009

/S/ DDR. MARTIN WAGNER
/S/ MAG. WOLFGANG HÖLLER
DDr. Martin Wagner Mag. Wolfgang Höller KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft